     As filed with the Securities and Exchange Commission on December 9, 1998

                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ------------

                               WORLD ACCESS, INC.
                           (FORMERLY NAMED WAXS INC.)
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             58-2398004
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                            945 EAST PACES FERRY ROAD
                                   SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address, including zip code, of principal executive offices)

         WORLD ACCESS, INC. PROFIT SHARING AND RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

      MARK A. GERGEL                                   ROBERT C. HUSSLE, ESQ.
    WORLD ACCESS, INC.                                   ROGERS & HARDIN LLP
945 EAST PACES FERRY ROAD                             2700 INTERNATIONAL TOWER
       SUITE 2200                                    229 PEACHTREE STREET, N.E.
 ATLANTA, GEORGIA  30326                              ATLANTA, GEORGIA  30303
     (404) 231-2025                                        (404) 522-4700


(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                 ------------


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                      Proposed Maximum        Proposed Maximum
Title of Securities to be        Amount to be        Offering Price Per      Aggregate Offering          Amount of
       Registered                Registered(2)              Share                  Price             Registration Fee
---------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value            400,000                $20.875              $8,350,000(3)             $2,322
   $.01 per share (1)
===========================================================================================================================

(1) Issuable pursuant to the World Access, Inc. Profit Sharing and Retirement Savings Plan.

(2) This registration statement also relates to an indeterminate number of additional shares of Common Stock that may become issuable pursuant to anti-dilution and adjustment provisions of the above referenced plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $20.875, which amount represents the average of the high and low sales prices of the common stock of World Access, Inc. on December 8, 1998 as reported on the Nasdaq Stock Market's National Market.

                                 ------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant, WA Telcom Products Co., Inc. (formerly known as World Access, Inc., "Old World Access") or NACT Telecommunications, Inc. ("NACT") are incorporated by reference in this Registration Statement:

Documents Filed by the Registrant:

               1. Current Report on Form 8-K filed on October 28, 1998 (relating to the consummation of the holding company reorganization) (the "October 28, 1998 Form 8-K") (File No. 0-29782);

               2. The description of the Registrant's capital stock included in the Registration Statement on Form S-4 (No. 333-65389), which description is incorporated by reference into the October 28, 1998 Form 8-K;

               3. The Joint Proxy Statement/Prospectus dated November 10, 1998 comprising a part of the Registration Statement on Form S-4 (No. 333-67025) filed on November 9, 1998 (relating to the merger with Telco Systems, Inc. ("Telco Systems"));

               4. Current Report on Form 8-K filed on November 12, 1998 (relating to the consummation of the holding company reorganization); and

               5. Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

Documents Filed by Old World Access:

               1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A filed on April 27, 1998 (File No. 0-19998);

               2. Current Report on Form 8-K filed on February 13, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 14, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed on September 3, 1998 (relating to the acquisition of Advanced TechCom, Inc.);

               3. Current Report on Form 8-K filed on February 20, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on February 25, 1998 (relating to the acquisition of a majority interest in NACT);

               4. Current Report on Form 8-K filed on February 20, 1998 (relating to the execution of a letter of intent with Cherry Communications Incorporated d/b/a Resurgens Communications Group ("RCG"));

               5. Current Report on Form 8-K filed on March 13, 1998 (relating to the consummation of the acquisition of a majority interest in
          NACT);

               6. Current Report on Form 8-K filed on April 23, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 24, 1998 (relating to the resignation of a World Access director);

               7. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as amended by Amendment No. 1 thereto on Form 10-Q/A filed on September 2, 1998;

               8. Current Report on Form 8-K filed on May 18, 1998 (relating to the execution of definitive agreements to acquire RCG and Cherry Communications U.K. Limited ("Cherry U.K."));

               9. Current Report on Form 8-K filed on June 8, 1998 (relating to the execution of a definitive merger agreement with Telco Systems);

               10. Current Report on Form 8-K filed on July 27, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on September 4, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed on September 25, 1998 (relating to the audited financial statements of RCG and Cherry U.K.);

               11. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

               12. Current Report on Form 8-K filed on September 9, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on September 25, 1998 (relating to the audited financial statements of Telco Systems); and

               13. Current Report on Form 8-K filed on October 14, 1998 (relating to the agreement in principle to amend the Merger Agreement).

Documents Filed by NACT:

               1. Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A filed on January 23, 1998 (File No. 0-22017);

               2. Current Report on Form 8-K filed on January 6, 1998 (relating to Old World Access' agreement to purchase a majority interest in NACT from GST Telecommunications, Inc. ("GST"));

               3. Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

                  4. Current Report on Form 8-K filed on March 13, 1998 (relating to Old World Access' consummation of the purchase of majority interest in NACT from GST and the changing of the fiscal year);

               5. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

               6. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

               7. Current Report on Form 8-K filed on September 21, 1998 (relating to the execution of a Memorandum of Understanding to settle certain pending litigation).


Documents Filed by the Plan:

               1. Restor Industries, Inc. Profit Sharing and Retirement Savings Plan Annual Report on Form 11-K for the year ended December 31, 1997 filed on December 9, 1998 (File Number, 0-29782).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a direct, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the proceeding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

         Articles X and XI of the Registrant's Certificate of Incorporation provide for indemnification of directors, officers and employees to the fullest extent permissible under the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

         The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 9th day of December, 1998.

                                                   WORLD ACCESS, INC.


                                                   By:/s/ STEVEN A. ODOM
                                                      -------------------------
                                                      Steven A. Odom
                                                      Chairman of the Board and
                                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of December 9, 1998.

         Name                                                  Capacity
         ----                                                  --------


                *                                              Director
-------------------------
Stephen J. Clearman


 /s/ MARK A. GERGEL                                            Executive Vice President and Chief
-------------------------                                      Financial Officer
Mark A. Gergel


                *                                              Corporate Controller and Secretary
-------------------------                                      (Chief Accounting Officer)
Martin D. Kidder


                *                                              Chairman of the Board and
-------------------------                                      Chief Executive Officer
Steven A. Odom


                *                                              Director
-------------------------
John D. Phillips


                *                                              Director
-------------------------
Stephen E. Raville


                *                                              President, Chief Operating
-------------------------                                      Officer and Director
Hensley E. West

*By: /s/ MARK A. GERGEL
     --------------------
      As Attorney-In-Fact

World Access, Inc. Profit Sharing and Retirement Savings Plan

     Pursuant to the requirements of the Securities Act, the administrators of the Restor Industries, Inc. Profit Sharing and Retirement Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 9th day of December, 1998.

                                     WORLD ACCESS, INC. PROFIT SHARING AND
                                     RETIREMENT SAVINGS PLAN


                                     By: /s/  MARK A. GERGEL
                                         --------------------
                                         Mark A. Gergel,
                                         Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 9, 1998.

Members of the Committee Administering the Plan

             *
-----------------------
Mark A. Gergel


             *
-----------------------
Deanna Mullins


*By: /s/ MARK A. GERGEL
     ------------------
     Mark A. Gergel,
     Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
  NO.                                   DESCRIPTION                                                        PAGE NO.
-------                                 -----------                                                        --------

5.1               Opinion of Rogers & Hardin LLP                                                             ______

23.1              Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 hereto)                           ______

23.2              Consent of PricewaterhouseCoopers LLP, independent public accountants, with
                  respect to financial statements of World Access, Inc.                                      ______

23.2-1            Consent of PricewaterhouseCoopers LLP, independent public accountants, with respect to the financial statements of the World Access, Inc.
                  Profit Sharing and Retirement Savings Plan                                                 ______

23.3              Consent of Tedder, Grimsley & Company, P.A., independent auditors, with
                  respect to the financial statements of Advanced TechCom, Inc.                              ______

23.4              Consent of KPMG Peat Marwick LLP, independent auditors, with respect to
                  financial statements of NACT Telecommunications, Inc.                                      ______

23.5              Consent of Deloitte & Touche, LLP, independent auditors, with respect to
                  financial statements of Advanced TechCom, Inc.                                             ______

23.6              Consent of Ernst & Young LLP, independent auditors, with respect to
                  consolidated financial statements of Telco Systems, Inc.                                   ______

23.7              Consent of Ernst & Young LLP, independent auditors, with respect to combined financial statements of Cherry Communications, Inc. and Cherry Communications
                  U.K. Limited.                                                                              ______

23.8              Consent of Grant Thornton LLP, independent auditors, with respect to financial statements of Cherry Communications, Inc. (d/b/a Resurgens Communications
                  Group) and Cherry Communications U.K. Limited                                              ______

24.1              Powers of Attorney                                                                         ______

24.2              Powers of Attorney for the Administrative Committee of the Restor
                  Industries, Inc. Profit Sharing and Retirement Savings Plan                                ______